UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 30, 2008

SEMGROUP ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

SemGroup Energy Partners, L.P. (the “Partnership”) previously announced that its subsidiary, SemGroup Energy Partners, L.L.C. (the “Operating Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with SemCrude, L.P. (the “Seller”), a subsidiary of SemGroup, L.P. (“SemGroup”), on May 20, 2008, pursuant to which the Seller agreed to sell, assign, transfer and convey to the Operating Company 100% of the limited liability company interests in SemGroup Crude Storage, L.L.C. (“SGCS”) for aggregate consideration of $90 million. The transactions contemplated by the Purchase Agreement were consummated on May 30, 2008.

SGCS owns certain land, crude oil storage and terminalling facilities with an aggregate of approximately 2 million barrels of storage capacity and related assets located at the Cushing Interchange (the “Acquired Assets”). The Acquired Assets were contributed to SGCS immediately prior to closing. In addition, SGCS assumed a take-or-pay third party term contract relating to the additional 2 million barrels of storage capacity. The acquisition increased the Partnership’s total crude oil and liquid asphalt cement storage capacity to more than 15 million barrels, of which nearly 7 million barrels is located at the Cushing Interchange.

The Partnership financed the acquisition with borrowings under the Partnership’s Amended and Restated Credit Agreement, dated February 20, 2008, among the Partnership, Wachovia Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, Bank of America, N.A., as Syndication Agent and the other lenders from time to time party thereto.

The board of directors of the Partnership’s general partner approved the acquisition based on a recommendation from its conflicts committee, which consists entirely of independent directors. The conflicts committee retained independent legal and financial advisors to assist it in evaluating the transaction.

Each of the Operating Company, SGCS, the Partnership, the Partnership’s general partner and the Seller are indirect subsidiaries of SemGroup. As a result, certain individuals, including officers and directors of SemGroup, serve as officers and/or directors of more than one of such entities.

Item 7.01.	Regulation FD Disclosure.

On June 2, 2008, the Partnership announced that it had completed the acquisition of the Acquired Assets pursuant to the Purchase Agreement. A copy of the press release is furnished as an exhibit to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION
99.1	—	Press release dated June 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

	By:	SemGroup Energy Partners G.P., L.L.C.
its General Partner

Date: June 4, 2008	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Accounting Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
99.1	—	Press release dated June 2, 2008.